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                                                              EXHIBIT 24.2.a(ii)

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           SEI OPPORTUNITY FUND, L.P.

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

         1. The name of the limited partnership is SEI Opportunity Fund, L.P.

         2. The address of the limited partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         3. The name and mailing address of each general partner is as follows:

              NAME                                MAILING ADDRESS

        SEI Funds, Inc.                       One Freedom Valley Drive
                                              Oaks, Pennsylvania 19456


         IN WITNESS WHEREOF, the undersigned, the sole general partner of the limited partnership formed hereby, has executed this Certificate of Limited Partnership of SEI Opportunity Fund, L.P. , as of June 30, 2003.

                                               SEI Funds, Inc.


                                               By: /s/ Timothy D. Barto
                                               Name: Timothy D. Barto
                                               Title:  Vice President